UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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FRANKLIN FINANCIAL SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FRANKLIN FINANCIAL SERVICES CORPORATION

20 South Main Street

P.O. Box 6010

Chambersburg, PA   17201-6010

(717) 264-6116

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD April 24, 2018

TO THE SHAREHOLDERS OF FRANKLIN FINANCIAL SERVICES CORPORATION:

Notice is hereby given that, pursuant to the call of its directors, the regular Annual Meeting of Shareholders of FRANKLIN FINANCIAL SERVICES CORPORATION, Chambersburg, Pennsylvania, will be held on Tuesday, April 24, 2018, at 9:00 a.m. at The Orchards Restaurant, 1580 Orchard Drive, Chambersburg, Pennsylvania, for the purpose of considering and voting upon the following matters:

1. ELECTION OF DIRECTORS.  To elect the four nominees identified in the accompanying Proxy Statement as directors to Class C for three year terms.

2. SAY-ON-PAY.  To provide a non-binding advisory vote approving the compensation paid to our named executive officers in 2017.

3. RATIFICATION OF THE SELECTION OF AUDITORS.  To ratify the Audit Committee’s selection of BDO USA, LLP as Franklin Financial’s independent registered public accounting firm for 2018.

4. OTHER BUSINESS.  To consider other business, if any, as may properly be brought before the meeting and any adjournments thereof.

Your Board of Directors recommends that you vote:

FOR the election as directors to Class C of the four nominees identified in the accompanying Proxy Statement;

FOR approval of the compensation paid to our named executive officers in 2017 (Say on Pay);

FOR the ratification of the selection of BDO USA, LLP as Franklin Financial’s independent registered public accounting firm for 2018.

Only those shareholders of record at the close of business on March 5, 2018 shall be entitled to notice of and to vote at the Annual Meeting.

This year we are taking advantage of the Securities and Exchange Commission Rule allowing companies to furnish proxy materials to their shareholders by the Internet.  We have mailed to our shareholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access this Notice of Annual Meeting of Shareholders and the accompanying proxy statement, annual report and proxy card by the Internet.  The Notice of Internet Availability of Proxy Materials also contains instructions on how you may receive a paper copy of the proxy materials.

The Notice of Internet Availability of Proxy Materials was mailed to our shareholders on or about March 15, 2018.  This Notice of Annual Meeting of Shareholders and the accompanying proxy statement, annual report and proxy card are being made available to shareholders on or about March 15, 2018.

You may vote by completing and returning the enclosed Proxy Card, by internet, by phone or in person at the meeting.  If you attend the meeting and want to change your vote, you may withdraw your proxy and vote in person.

You are cordially invited to attend the meeting and the breakfast which will precede the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

MARK R. HOLLAR, Senior Vice President, Treasurer and Chief Financial Officer

Enclosures

March 15, 2018

OTHER MATTERS	32

GENERAL INFORMATION

We are making this Proxy Statement, the Notice of Annual Meeting of Shareholders, Annual Report and proxy card available to our shareholders by the Internet.  On or about March 15, 2018, we mailed to our shareholders the Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Shareholders and this proxy statement, the annual report and proxy card by the Internet.  The Notice of Internet Availability of Proxy Materials also contains instructions on how you may receive a paper copy of the proxy materials.

Date, Time and Place of Meeting

The Annual Meeting of the shareholders of Franklin Financial Services Corporation (hereinafter, "Franklin Financial" or the "Company") will be held on Tuesday, April 24, 2018, at 9:00 a.m. at The Orchards Restaurant, 1580 Orchard Drive,  Chambersburg, Pennsylvania.

Shareholders Entitled to Vote

Shareholders of record at the close of business on March 5, 2018 are entitled to notice of and to vote at the meeting.

Purpose of Meeting

Shareholders will be asked to consider and vote upon the following matters at the Annual Meeting; (1) the election of four (4) directors to Class C for the term of three years; (2) to provide a non-binding advisory vote approving the compensation paid to our named executive officers in 2017 as disclosed in this proxy statement (“Say-On-Pay”); (3) to ratify the Audit Committee’s selection of BDO USA, LLP as Franklin Financial’s independent registered public accounting firm for 2018; and (4) such other business as may be properly brought before the meeting and any adjournments thereof.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Franklin Financial for use at the Annual Meeting and any adjournments thereof.

The expense of soliciting proxies will be borne by Franklin Financial. In addition to the use of the mails and the Internet, the directors, officers, and employees of Franklin Financial and of any subsidiary may, without additional compensation, solicit proxies personally or by telephone.

Farmers and Merchants Trust Company of Chambersburg (hereinafter, "F&M Trust") is a wholly owned subsidiary of Franklin Financial.  This Proxy Statement, while prepared in connection with the Annual Meeting of Shareholders of Franklin Financial, contains certain information relating to F&M Trust which will be identified where appropriate.

Revocability and Voting of Proxies

The execution and return of the enclosed proxy will not affect a shareholder's right to attend the meeting and to vote in person.  Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Amanda M. Ducey, Corporate Secretary of Franklin Financial, at any time before the proxy is voted at the meeting.  Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy.  In the absence of instructions, all proxies will be voted:

FOR the election of the four nominees identified in this Proxy Statement as directors to Class C for three year terms;

FOR approval of the compensation paid to our named executive officers in 2017 as disclosed in this proxy statement (Say on Pay);

FOR the ratification of the Audit Committee’s selection of BDO USA, LLP as Franklin Financial’s independent registered public accounting firm for 2018.

The enclosed proxy confers upon the persons named as proxies therein discretionary authority to vote the shares represented thereby on all matters that may come before the meeting in addition to the scheduled items of business, including unscheduled shareholder proposals and matters incident to the conduct of the meeting.  Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, the shares represented by any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Franklin Financial.

Shares held for the account of shareholders who participate in the Dividend Reinvestment Plan will be voted in accordance with the instructions of each shareholder as set forth in his proxy. If a shareholder who participates in the Dividend Reinvestment Plan does not return a proxy, the shares held for his account under the Dividend Reinvestment Plan will not be voted.

Voting of Shares and Principal Holders Thereof

At the close of business on December 31, 2017, Franklin Financial had issued and outstanding 4,354,788 shares of common stock.  There is no other class of stock outstanding.

A majority of the outstanding shares of common stock present in person or by proxy will constitute a quorum for the conduct of business at the Annual Meeting.  Each share is entitled to one vote on all matters submitted to a vote of the shareholders.  In the case of the election of directors, the four candidates receiving the highest number of votes shall be elected directors of Franklin Financial.  Accordingly, in the absence of a contested election, votes withheld from a particular nominee or nominees, abstentions and broker non-votes will not influence the outcome of the election.  A majority of the votes cast by shareholders present in person or by proxy and entitled to vote at a meeting at which a quorum is present is required to approve each of the other proposals.  Abstentions and broker non-votes will not be treated as votes cast and, therefore, will have no effect on whether or not a proposal is approved.

To the knowledge of Franklin Financial, no person owned of record or beneficially on December 31, 2017 more than five percent of the outstanding shares of common stock of Franklin Financial.

Shares Held in Street Name

If your shares are held in "street name" by your bank or broker or other intermediary, you will receive voting instructions from your intermediary which you must follow in order for your shares to be voted in accordance with your directions.  Many intermediaries permit their clients to vote via the internet or by telephone. Whether or not internet or telephone voting is available, you may vote your shares by returning the voting instruction card which you will receive from your intermediary.

Shareholder Proposals

Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission (hereafter, the "SEC") and Section 2.4 of the Bylaws of Franklin Financial, shareholder proposals intended to be presented at the 2019 Annual Meeting of the shareholders of Franklin Financial must be received at the executive offices of Franklin Financial no later than November 15, 2018, nor earlier than October 16, 2018, in order to be eligible for inclusion in the proxy statement and proxy form to be prepared by Franklin Financial in connection with the 2019 Annual Meeting.  A shareholder proposal which does not satisfy the notice and other requirements of SEC Rule 14a-8 and the Bylaws of Franklin Financial is not required to be included in Franklin Financial’s proxy statement and proxy form and may not be presented at the 2019 Annual Meeting.  All shareholder proposals should be sent to:  Franklin Financial Services Corporation, Attention: President, 20 South Main Street, P.O. Box 6010, Chambersburg, Pennsylvania  17201-6010.

Availability of Proxy Materials for the Shareholders Meeting to Be Held on April 24, 2018.

This Proxy Statement, the form of proxy and the 2017 Annual Report to Shareholders are available at:

www.edocumentview.com/fraf

Recommendations of the Board of Directors

The Board of Directors recommends that the shareholders vote:

FOR the election as directors to Class C for three year terms, the four nominees identified in this proxy statement.

FOR approval of the compensation paid to our named executive officers in 2017 as disclosed in this proxy statement (Say on Pay).

FOR the ratification of the Audit Committee’s selection of BDO USA, LLP as Franklin Financial’s independent registered public accounting firm for 2018.

CORPORATE GOVERNANCE POLICIES, PRACTICES AND PROCEDURES

Franklin Financial is and always has been committed to the highest ideals in the conduct of its business and to observing sound corporate governance policies, practices and procedures.

In order to comply with the requirements of the Sarbanes-Oxley Act and related SEC rules and regulations, Franklin Financial has taken a number of actions which are intended to strengthen and improve its commitment to sound corporate governance.  These actions include the following:

•	The Board of Directors has adopted formal Corporate Governance Guidelines, a copy of which is posted on Franklin Financial's website at www.franklinfin.com.

•

The Board of Directors has adopted a Conflicts of Interest Policy for Directors and Executive Officers that focuses on issues of ethical business conduct relating to conflicts of interest, which is posted on Franklin Financial’s website at www.franklinfin.com.

•

The Board of Directors has adopted a Code of Ethics Applicable to Senior Executives addressing the integrity of Franklin Financial’s periodic reports filed with the Securities and Exchange Commission and other public communications, and compliance with all applicable governmental rules and regulations, as required by the Sarbanes-Oxley Act and related SEC rules and regulations, which is posted on Franklin Financial’s website at www.franklinfin.com.

•

The Board of Directors has adopted written charters for its Audit, Personnel, and Nominating and Corporate Governance Committees, copies of which are posted on Franklin Financial's website at www.franklinfin.com.

Pursuant to the terms of its Corporate Governance Guidelines, Franklin Financial’s "independent directors" meet at least quarterly in executive session (i.e., without the presence of the Chief Executive Officer or other members of Franklin Financial's management).

ELECTION OF DIRECTORS

General Information

The Bylaws of Franklin Financial provide that the Board of Directors shall consist of not less than five nor more than twenty-five persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board of Directors. The Bylaws further provide that the directors of each class shall be elected for a term of three years so that the term of office of one class of directors shall expire in each year. Finally, the Bylaws provide that the number of directors in each class of directors shall be determined by the Board of Directors.

A majority of the Board of Directors may increase the number of directors between meetings of shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until his successor is duly elected by the shareholders at the next Annual Meeting at which directors in his class are elected.

Franklin Financial’s Bylaws provide for the mandatory retirement of directors at the end of the calendar year in which a director reaches age 72.  The Corporate Governance Guidelines provide that no director may be nominated to a new term if he or she would be age 72 or older at the time of election.

The Board of Directors has determined that the Board shall consist of twelve directors. There are four directors whose terms of office will expire at the 2018 Annual Meeting and eight continuing directors whose terms of office will expire at the 2019 or 2020 Annual Meeting. The Board of Directors has nominated the following persons for election to the Board of Directors at the 2018 Annual Meeting to the class and for the term specified below:

CLASS C

For a Term of Three Years

Daniel J. Fisher	Donald A. Fry	Richard E. Jordan III	Donald H. Mowery

In the event that any of the foregoing nominees are unable to accept nomination or election, the shares represented by any proxy given pursuant to this solicitation will be voted in favor of such other persons as the Board of Directors of Franklin Financial may recommend.  The Board of Directors, however, has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director if elected.

Nominations for Election of Directors

In accordance with Section 3.5 of the Bylaws of Franklin Financial, any shareholder of record entitled to vote for the election of directors who is a shareholder on the record date and on the date of the meeting at which directors are to be elected may nominate a candidate for election to the Board of Directors, provided that the shareholder has given proper written notice of the nomination, which notice must contain certain prescribed information and must be delivered to the President of Franklin Financial not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. The Chairman of the meeting must determine whether a nomination has been made in accordance with the requirements of the Bylaws and, if he determines that a nomination is defective, such nomination and any votes cast for the nominee shall be disregarded.

Shareholders may also recommend qualified persons for consideration by the Nominating and Corporate Governance Committee to be included in Franklin Financial's proxy materials as a nominee of the Board of Directors. A shareholder who wishes to make such a recommendation must submit his recommendation in writing addressed to the Chairman of the Board, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010. The recommendation must include the proposed nominee's name and qualifications and must be delivered not less than 120 days prior to the anniversary date of the immediately preceding annual meeting.

Nominating and Corporate Governance Committee Process for the Selection and Evaluation of Nominees

Franklin Financial's Board of Directors has adopted a Job Description identifying the qualifications expected of a member of the Board of Directors and the criteria to be applied by the Nominating and Corporate Governance Committee in evaluating candidates who will be recommended to the Board of Directors as nominees for election to the Board. A candidate must possess good business judgment and must be free of any relationship which would compromise their ability to properly perform the duties of a director. A candidate must have sufficient financial background and experience to be able to read and understand financial statements and to evaluate financial performance. A candidate should have proven leadership skills and management experience and should be actively involved in the community served by Franklin Financial and its subsidiaries. A candidate must be willing and able to commit the time and attention necessary to actively participate in Board affairs. In addition, a candidate must be a person of integrity and sound character.  Although the Nominating and Corporate Governance Committee does not have a policy with regard to considering diversity in identifying nominees for director, the Committee does consider whether a candidate’s age, background, skills and experience will compliment or supplement those of other members of the Board of Directors in order to achieve an appropriate balance and diversity of such qualities and characteristics.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated or otherwise arises, the Nominating and Corporate Governance Committee typically considers and interviews several potential candidates for appointment to fill the vacancy. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, shareholders and other persons. These candidates are evaluated by the Nominating and Corporate Governance Committee and may be considered at any time during the year. In evaluating potential nominees, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, skills and experience on the Board. The Nominating and Corporate Governance Committee has not engaged third party consultants in connection with the identification or evaluation of potential nominees.

The Nominating and Corporate Governance Committee will consider persons recommended by shareholders as potential nominees for election to the Board of Directors, provided that recommendations are made in accordance with the procedures described above under the caption "Nominations for Election of Directors." A potential nominee who is recommended by a shareholder will be evaluated by the Nominating and Corporate Governance Committee in the same fashion as other persons who are considered by the Committee as potential candidates for election to the Board of Directors.

Director Independence

The Board of Directors has determined that each director is an "independent director," as such term is defined in the NASDAQ Stock Market Rules except for Timothy G. Henry, President and CEO, Franklin Financial Services Corporation and Farmers and Merchants Trust Company.

Information about Nominees and Continuing Directors

Information concerning the four persons nominated for election to Class C of the Board of Directors of Franklin Financial at the 2018 Annual Meeting and concerning the eight continuing directors follows.

NOMINEES FOR CLASS C DIRECTORS (Term expires 2021)

Daniel J. Fisher

Age:  61

Year Became Director: 2010

Committees: ALCO, Audit, Nominating and Corporate Governance (Chair), Personnel

Mr. Fisher graduated from Muhlenberg College with a B.A. in Business Administration in 1978 and from Lehigh University with a MS in Management Science in 1986. Mr. Fisher retired as President and CEO of D. L. Martin Company on June 30, 2017 and remains active on its Board, and as an Operations Consultant.  The Board of Directors values Mr. Fisher’s manufacturing background and experience.  Mr. Fisher is active in his community and the Company’s Franklin County market area, where he has served and continues to serve on various boards.

Donald A. Fry

Age:  68

Year Became Director: 1998

Committees:  Executive, Personnel, Trust

Mr. Fry graduated from Waynesburg University in 1973 with a B.A. in Accounting and Economics.    Mr. Fry currently serves as Chairman of the Board of ANDOCO, Inc. which trades as Cumberland Valley Rental.  Although retired from the day-to-day operations, Mr. Fry continues to be active in the company.  He has served and continues to serve on the boards of organizations within the Company's Shippensburg, Pennsylvania market area. The Board of Directors values Mr. Fry's entrepreneurial and business experience and his accounting background.

Richard E. Jordan III

Age:  45

Year Became Director:  2012

Committees:  ALCO, Audit, Credit Risk Oversight

Mr. Jordan graduated from Dickinson College in 1995 with a B.A. in Spanish.  Mr. Jordan is President and C.E.O of Smith Land & Improvement Corporation, where he served as Vice President and C.O.O. from 2003 to 2017, a commercial real estate development business located in Camp Hill, Pennsylvania, with new and existing developments in Central Pennsylvania.  Mr. Jordan is involved in all facets of real estate development and management including selling, leasing, property management, and tenant relations.  Mr. Jordan was named as one of Central Penn Business Journal’s “Forty Under 40” in 2011.  Mr. Jordan serves on various boards in the Company’s Cumberland County market area.  The Board of Directors values Mr. Jordan’s business and leadership experience and his community involvement.

Donald H. Mowery

Age: 66

Year Became Director: 2010

Committees: Audit, Credit Risk Oversight, Nominating and Corporate Governance

Mr. Mowery is managing partner of RSM Associates, LP, a real estate development firm focusing on the development of business centers and industrial parks. Additionally he is the third generation former owner and CEO  of R. S. Mowery & Sons, Inc., a regional contractor founded in 1925.  His career in the construction and real estate development industries spans over 48 years, beginning as a laborer in 1968 and advancing through various positions over the years. Mr. Mowery received a B.S. in Civil Engineering in 1974 from Drexel University.  He has completed post-baccalaureate studies in engineering and construction management at the Pennsylvania State University.  Mr. Mowery is a Registered Professional Engineer.    Mr. Mowery's business and leadership expertise provide our Board with valuable insights, particularly pertaining to the construction industry, real estate development, and family businesses.  As a life-long resident of the area, Mr. Mowery is a well-known and respected member of the community, which provides positive exposure for the Company in the market area that he represents.

CLASS B DIRECTORS (Term expires 2019)

Martin R. Brown

Age: 66

Year Became Director: 2006

Committees: Audit, Executive, Personnel, Trust (Chair)

Mr. Brown graduated with honors from the Pittsburgh Institute of Mortuary Science in 1973.    He is a licensed Pennsylvania Funeral Director who operates three family owned funeral homes within the Company's Fulton and Huntingdon County market area.  Additionally, Mr. Brown is President of M.R. Brown Management, Inc. where he is the managing general partner of Sandy Ridge Express convenience store, Sandy Ridge A&W Restaurant and Marymart Family LP, which owns Sandy Ridge Station Mall.  Along with his wife, Mr. Brown is the owner of the Sandy Ridge Market, a full service grocery store located at the Sandy Ridge Station Mall.  Mr. Brown has served and continues to serve on the boards of organizations within the Company's Fulton and Huntingdon County market area.    The Board of Directors values Mr. Brown's entrepreneurial background and business management experience and his status as a business leader in the Company’s Fulton and Huntingdon County market area.

Gregory A. Duffey

Age: 59

Year Became Director: 2015

Committees: ALCO, Nominating and Corporate Governance, Trust

Mr. Duffey is President of CFPM Insurance, a divison of KSI Insurance. Mr. Duffey began his career in the insurance business in 1980 after attending Shippensburg University. The Board of Directors values Mr. Duffey’s experience as a business and community leader.  For more than thirty years, Mr. Duffey has been very active in the Company’s Franklin County market area having served on the boards or in leadership positions of non-profit and community development organizations.

Allan E. Jennings, Jr.

Age: 68

Year Became Director: 2002

Committees: ALCO, Audit (Chair), Credit Risk Oversight, Executive, Personnel

Mr. Jennings graduated with honors from Lehigh University in 1971 with a B.S. in Industrial Engineering.  He has been President and COO of Jennings Automotive, Inc. (dba Jennings Chevrolet Buick GMC) since 1986.  Mr. Jennings is a former director and past Chairman of the Pennsylvania Automotive Association.  The Board of Directors values Mr. Jennings' entrepreneurial background and business experience, including his knowledge of sales and marketing, and his leadership in the automotive industry.  His participation on local boards provides valuable information relative to the Franklin County market area.

Patrica D. Lacy

Age: 59

Year Became Director: 2015

Committees: Nominating and Corporate Governance, Personnel, Trust

Ms. Lacy graduated from Temple University in 1980 with a B.A. in Sociology, and from Dickinson School of Law with a J.D. degree in 1983.    Ms. Lacy currently serves as President and a Director of the Beistle Company, a world renowned manufacturer of decorations and party goods. Her career with the Beistel Company began in 1989 and she has served in a number of positions including Director of Human Resources and General Counsel.  She has served as President since 2002 and as a Director since 1998. The Board of Directors values Ms. Lacy’s leadership skills and her knowledge of business, human resources, and corporate governance.  Ms. Lacy is a business and community leader in the Company’s Cumberland County market area.

CLASS A DIRECTORS (Term expires 2020)

G. Warren Elliott

Age:  63

Year Became Director:  1991

Chairman of the Board since 2012

Vice Chairman of the Board 2010-2011

Committees:  ALCO, Audit, Credit Risk Oversight, Executive (Chair), Nominating and Corporate Governance, Personnel (Chair)

Mr. Elliott graduated with honors with a B.A. in Public Administration and an M.S. in Public Administration from Shippensburg University in 1976 and 1977 respectively.  He is a Distinguished Alumnus of Shippensburg University and in 2014 he was presented an honorary Doctoral degree in Public Service.  He is also a Distinguished Alumnus and Centennial Fellow of Penn State Mont Alto.

Mr. Elliott is currently President of Cardinal Crossings, Inc. and CCI Properties, LLC, municipal government consulting and real estate investment firms.  From 1991 to 1995 he served as an adjunct faculty member at Shippensburg University teaching state and local government.  Mr. Elliott also served Franklin County as a Commissioner for many years and as Chairman of the Board of Commissioners from 1996 to 2007.  Mr. Elliott has been recognized by a number of civic awards, most recently the Chambersburg Area Development Corp – Zane Miller Award received in 2010.  Mr. Elliott has served and continues to serve on the boards of numerous organizations within the Company’s trade area.  He also serves as a commissioner on the Pennsylvania Fish and Boat Commission, and he is a member of the Chesapeake Bay Commission and the Mid-Atlantic Fisheries Management Council.    The Board of Directors values Mr. Elliott’s considerable knowledge regarding county and local government,  his entrepreneurial experience with business and sales, as well as the leadership skills he has developed through his service in Franklin County government and civic service.

Timothy G. Henry

Age: 59

Year Became Director: 2016

Mr. Henry joined Franklin Financial and F&M Trust as President and as a Director on February 1, 2016. He became Chief Executive Officer on July 1, 2016.  Mr. Henry received a bachelor’s degree in dairy science from the Pennsylvania State University and an MBA from St. Joseph’s University in Philadelphia.   Mr. Henry has had a career of more than 30 years in the banking industry in central Pennsylvania and the Hagerstown and Frederick, Maryland areas.  He has extensive experience in managing branch networks, lending and private banking.  He served as Chief Executive Officer of Centra Bank, a start-up in Hagerstown, and as a senior officer of BlueRidge Bank, a start-up in Frederick, where he gained significant experience in risk management, compliance and operations.  Most recently, Mr. Henry served for three years as Susquehanna Bank’s Commercial Executive for its Washington County, Maryland region.    The Pennsylvania Banking Code requires that a bank president be a member of the bank’s board of directors.  In addition, the Board believes that it is important that the President serve as a Director so that the President may interact with his fellow Directors on a peer to peer basis.  The Board of Directors values Mr. Henry’s depth and breadth of experience in the banking industry.

Stanley J. Kerlin

Age: 64

Year Became Director: 2006

Committees: ALCO (Chair), Credit Risk Oversight, Executive, Trust

Mr. Kerlin graduated Cum Laude with a B.A. Degree in History from Elizabethtown College in 1976 and a J.D. Degree from Dickinson School of Law in 1979.    Mr. Kerlin has engaged in the active practice of law for over 35 years and has owned and operated his own law practice as both a partner and a sole practitioner.  Mr. Kerlin is active in his church and in several community and political organizations within the Company's Fulton and Huntingdon County market area.    Mr. Kerlin's knowledge of business and management provide valuable insight to the Board.  The Board of Directors values Mr. Kerlin’s perspective as a lawyer and community leader in the Company’s Fulton and Huntingdon County market area.

Martha B. Walker

Age: 71

Year Became Director: 1979

Committees: Credit Risk Oversight (Chair), Executive, Nominating and Corporate Governance, Trust

Ms. Walker graduated from the Dickinson School of Law in 1972 with a J.D. degree.    She has been a practicing attorney for over 40 years handling domestic relations, estate administration, real estate transactions, small business and estate planning and has been a managing partner for law firms for over 30 years. Ms. Walker currently is a partner in the law firm of Walker, Connor and Spang, LLC.  She was a partner in the firm of Barley, Snyder, Senft & Cohen, LLC from 1998 to 2006.   Ms. Walker has been an Assistant Professor at Wilson College and Penn State Mont Alto. She was a business owner and director of Baum Publishing Company, Inc., a weekly newspaper in Bucks County, Pennsylvania, for 15 years.  Ms. Walker has been the Chairman or President of non-profit organizations and continues to serve on the boards of a number of organizations in this Company's trade area.  Numerous honors and awards include being the first woman member of the Franklin County Bar Association, first woman President of the Franklin County Bar Association, and first woman in Franklin County named to a local bank Board of Directors.    Ms. Walker's wide range of experience as a lawyer and her leadership in the Franklin County community are valued by the Board of Directors. Her long tenure as a Director speaks to her high level of dedication to the Company, shareholders, and employees.

Common Stock Ownership of Directors, Nominees and Executive Officers

The following table includes information concerning shares of Franklin Financial common stock beneficially owned by directors, nominees, and the executive officers who are named in the Summary Compensation Table appearing elsewhere in this Proxy Statement and by all directors and executive officers as a group. There are no family relationships between or among any of the Company's executive officers, directors or nominees.

	Shares of Stock of Franklin		Percentage of Total
	Beneficially Owned as of		Outstanding Shares as of
Name	12/31/2017 (1)		12/31/2017 (2)

Martin R. Brown	5,673
Steven D. Butz	8,040	(3)
Ronald L. Cekovich	13,030	(4)
Gregory A. Duffey	4,727
G. Warren Elliott	6,858
Daniel J. Fisher	15,328
Donald A. Fry	5,781
Lorie M. Heckman	6,584	(5)
Timothy G. Henry	6,042	(6)
Mark R. Hollar	15,543	(7)
Allan E. Jennings, Jr.	15,311	(8)
Richard E. Jordan III	1,826
Stanley J. Kerlin	31,467	(9)
Patricia D. Lacy	6,623
Donald H. Mowery	47,627
Martha B. Walker	6,283

All Ditrectors and Executive Officers as a Group (20 Persons)	228,577		5.25%

_____________________

(1)

Beneficial ownership of shares of the common stock of Franklin Financial is determined in accordance with SEC Rule 13d-3, which provides that a person shall be deemed to own any stock with respect to which he, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or to direct the disposition of the stock. A person is also deemed to own any stock which he has the right to acquire within 60 days through the exercise of an option or conversion right, through the revocation of a trust or similar arrangement, or otherwise.  Unless otherwise stated, each director and executive officer has sole voting and investment power with respect to the shares shown above or holds the shares jointly with his or her spouse.

(2)	Unless otherwise stated, the number of shares shown represents less than one percent of the total number of shares of common stock outstanding.
(3)	Includes options issued under the Incentive Stock Option Plan to purchase 7,650 shares and options issued under the Employee Stock Purchase Plan to purchase 309 shares.
(4)	Includes options issued under the Incentive Stock Option Plan to purchase 10,125 shares and options issued under the Employee Stock Purchase Plan to purchase 245 shares.
(5)	Includes options issued under the Incentive Stock Option Plan to purchase 5,300 shares and options issued under the Employee Stock Purchase Plan to purchase 248 shares.
(6)	Includes options issued under the Incentive Stock Option Plan to purchase 3,750 shares and options issued under the Employee Stock Purchase Plan to purchase 388 shares.
(7)

Includes options issued under the Incentive Stock Option Plan to purchase 12,550 shares and options issued under the Employee Stock Purchase Plan to purchase 363 shares; and, 436 shares held by Mr. Hollar as custodian under Uniform Gift to Minors Act accounts for the benefit of his children.

(8)	Includes 11,377 shares held in the name of Mr. Jennings’ spouse.
(9)	Includes 5,148 shares held by Mr. Kerlin as co-trustee of the Kerlin Family Trust and 21,158 shares with respect to which Mr. Kerlin holds power of attorney.

Meetings of the Board of Directors

Franklin Financial's Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board of Directors, meetings of the committees on which they serve, and the annual meeting of shareholders. The Boards of Directors of the Company and of F&M Trust met a total of 66 times, including committee meetings, during 2017.  All directors attended 75% or more of the aggregate number of meetings of the Boards of Directors and of the various committees of the Board of Directors on which they served, and all directors attended the annual meeting of shareholders in 2017.

2017 Director Compensation

Director compensation, including fees and other forms of compensation are set annually by the Personnel Committee.  The Committee periodically receives peer group reports when reviewing Director compensation. The Committee reviewed a peer group report in 2016, but did not review such a report in 2017.  When reviewing Director compensation, the Committee considers things such as Board structure, meeting frequency, retainer fees and committee fees.  Each director of Franklin Financial is also a director of F&M Trust.

The following table sets forth the components of compensation for non-employee directors.

2017 Board Fees
Annual Board Retainer - Franklin Financial	$10,796
Annual Board Retainer - F&M Trust	$18,048
Committee Attendance Fee - per meeting (1)	$525
Board Chair Annual Retainer	$27,000
Audit Committee Chair Annual Retainer	$7,284

(1) Franklin Financial or F&M Trust committee

For 2018, the Committee recommended and the Board of Directors approved an increase in fees of 3%. This increase is comparable to the market value increase approved for Named Executive Officers as discussed in the section titled Executive Compensation.  In addition, the Board of Directors approved an annual retainer of $500 for the Chair of all Board Committees, other than Audit Committee, effective in 2018.

The following table provides certain summary information concerning the total compensation paid or accrued by Franklin Financial and F&M Trust in 2017 to each non-employee member of the Board of Directors.

2017 DIRECTOR COMPENSATION

	Fees
	Earned	Non-Equity
	or Paid in	Incentive Plan	All Other
	Cash (1)	Compensation (2)	Compensation		Total
Name	$	$	$		$
Martin R. Brown	41,969	4,327	1,995	(3)	48,291
Gregory A. Duffey	39,344	4,327	-		43,671
G. Warren Elliott	68,969	4,327	-		73,296
Daniel J. Fisher	38,294	4,327	-		42,621
Donald A. Fry	39,869	4,327	-		44,196
Allan E. Jennings, Jr.	47,678	4,327	-		52,005
Richard E. Jordan III	35,669	4,327	-		39,996
Stanley J. Kerlin	40,919	4,327	-		45,246
Patricia D. Lacy	39,869	4,327	-		44,196
Donald H. Mowery	34,619	4,327	-		38,946
Martha B. Walker	38,819	4,327	16,392	(4)	59,538

_____________________

(1)

The amount reported is the aggregate dollar value of all fees earned (even if deferred) or paid in cash for services as a director in 2017, including annual retainer fees, committee and/or chairmanship fees and meeting fees.

(2)

The amounts reported in this column consist of payouts earned in the indicated year in respect of the Company's performance for the previous year under the Director Pay for Performance Program, a non-equity incentive compensation plan described below. The Pay for Performance payout in respect of the Company’s performance for 2017 is anticipated to be paid in April, 2018.

(3)	The amount reported is the annual premium paid by Franklin Financial on a split-dollar life insurance policy maintained for the benefit of the director.
(4)	The amount reported is the amount paid to the Director under a deferred compensation arrangement known as the Brick Plan described below.

Director fees payable by F&M Trust are eligible to be deferred pursuant to the Farmers and Merchants Trust Company of Chambersburg Directors’ Deferred Compensation Plan (the “Director Deferred Compensation Plan”).  Participation in the Director Deferred Compensation Plan is voluntary and each participant may elect each year to defer all or a portion of their F&M Trust director’s fees.   Each participant directs the investment of his own account among various publicly available mutual funds designated by the Bank’s Investment and Trust Services department.  Growth of each participant’s account is a result of investment performance and is not the result of an interest factor or interest formula established by the participant or the Bank.  The balance in such director’s deferred benefit account is payable to a designated beneficiary within 60 days upon the first to occur of the director’s retirement from the Board or death. The director may select a lump sum payout or may elect to receive a payout over a period of up to five years.  Directors participating in this plan and amounts deferred for 2017 include Ms. Walker and Messrs. Brown, Fisher and Fry.  Each participating director deferred $18,048.

In January, 2008, the Board of Directors adopted the Director Pay for Performance Program (the "Pay for Performance Program") under the terms of which non-employee directors are eligible to receive an annual cash bonus if Franklin Financial achieves certain financial targets established in advance by the Board. The financial targets are expressed in terms of the average annual increase in diluted earnings per share over rolling measurement periods of three calendar years each. The target bonus payable under the Pay for Performance Program is an amount equal to 10% of the total Franklin Financial and F&M Trust retainer fees earned by a participant during the third calendar year of the three year measurement period.  A director may receive a bonus which is more or less than the target bonus, depending upon the extent to which Franklin Financial meets or exceeds the financial target established by the Board for the three-year measurement period. Bonuses earned under the Pay for Performance Program are paid in the second quarter of the calendar year following the third calendar year of the three-year measurement period.

The following table shows the potential payouts, as described above, under the Pay for Performance Program.

Average Annual Increase In Diluted Earnings Per Share	Target	Amount of Bonus as a
During a Three-year Measurement Period	Bonus	% of Target Bonus	% Payout

0% or less		0%	0.0%
.01% to 4.99%		50%	5.0%
5.00% to 7.99%	10%	100%	10.0%
8.00% to 9.99%		125%	12.5%
10.00% or greater		150%	15.0%

The Personnel Committee met in February 2017 to address the Directors Pay for Performance Program.  The Company’s average annual increase in diluted earnings per share for calendar years 2014 through 2016 was 10.3%.  This increase results in a payout equal to 150% of the 10% target bonus, or 15%.  Therefore, in accordance with the principles discussed above, there was a 15% directors’ Pay for Performance bonus payout in 2017 for 2016.

The Personnel Committee met in February 2018 to address the Directors Pay for Performance Program. As part of this review, the Committee considered action taken by the Board of Directors in January 2018 to exclude the negative effect of the legal reserve and the write-down of the net deferred tax assets on the Company’s net income in 2017 and for any future period calculations. This action was taken due to the unique and nonrecurring nature of these events.  The Company’s average annual increase in diluted earnings per share as reported for  calendar years 2015 through 2017 was  -25.0%.  Excluding the effect of the previously mentioned items, the adjusted average annual increase in diluted earnings per share for the years 2015 through 2017 was 16.5%.  This increase results in a payout equal to 150% of the 10% target bonus, or 15%.  Therefore, in accordance with the principles discussed above, there will be a 15% directors’ Pay for Performance bonus payout in 2018 for 2017.

At the February 2018 meeting, the Personnel Committee also established financial targets applicable to payouts under the directors’ Pay for Performance Program for 2018.

Director fees payable by F&M Trust from 1982 to 1988 were eligible to be deferred under a deferred compensation arrangement known as the Brick Plan.  The components of the plan were life insurance policies on the lives of the participating directors with the Bank as beneficiary and an individual agreement between the Bank and each director that outlined future payments to the director commencing at age 65.  The director is to be paid a fixed amount monthly over a ten year period beginning at age 65.  Ms. Walker received a payout of $16,392 in 2017 and is the only current director in the plan.

BOARD STRUCTURE AND COMMITTEES

Leadership of the Board of Directors is placed in an independent Chairman.  The Board performs its risk management oversight role through its committee structure.  In addition to the Audit, Nominating and Corporate Governance, and Personnel committees described below, the Board also has Asset-Liability, Credit Risk Oversight, and Investment and Trust committees.  An independent director chairs each of these committees.  Board members are selected to serve on committees where it is believed that their knowledge and experience will be most beneficial to the Company.  Each board committee meets at least quarterly.

The following table shows the committee structure of Franklin Financial and F&M Trust.

	Franklin Financial					F&M Trust

			Nominating &				Credit
	Asset-		Corporate				Risk
	Liability	Audit	Governance	Personnel	Executive	Trust	Oversight	Executive

Martin R. Brown		*		*	*	Chair		*
Gregory A. Duffey	*		*			*
G. Warren Elliott	*	*	*	Chair	Chair		*	Chair
Daniel J. Fisher	*	*	Chair	*
Donald A. Fry				*	*	*		*
Allan E. Jennings, Jr.	*	Chair		*	*		*	*
Richard E. Jordan III	*	*					*
Stanley J. Kerlin	Chair				*	*	*	*
Patricia D. Lacy			*	*		*
Donald H. Mowery		*	*				*
Martha B. Walker			*		*	*	Chair	*

*Member

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibilities in providing oversight over the integrity of Franklin Financial's financial statements, Franklin Financial's compliance with applicable legal and regulatory requirements and the performance of Franklin Financial's internal audit function. The Audit Committee is responsible for the appointment, compensation, oversight and termination of Franklin Financial's independent auditors and regularly evaluates the independent auditors' independence from Franklin Financial and Franklin Financial's management. The Audit Committee reviews and approves the scope of the annual audit and is also responsible for, among other things, reporting to the Board on the results of the annual audit and reviewing the financial statements and related financial and nonfinancial disclosures included in Franklin Financial's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Audit Committee also reviews Franklin Financial's disclosure controls and procedures and internal controls. The Audit Committee prepares the Audit Committee Report for inclusion in the annual proxy statement and oversees investigations into complaints concerning accounting and auditing matters. The Audit Committee also meets periodically with Franklin Financial's independent auditors and with Franklin Financial's internal auditors outside of the presence of management and has authority to retain outside legal, accounting and other professionals to assist it in meeting its responsibilities.

The Audit Committee operates under a charter adopted by the Board of Directors, which is posted on Franklin Financial's website at www.franklinfin.com.  All members of the Audit Committee were at all times during 2017 “independent directors” as such term is defined by the rules of the NASDAQ Stock Market. The Board of Directors has not designated an “audit committee financial expert” as such term is defined in the Sarbanes-Oxley Act and applicable SEC rules and regulations because it believes that each member of the Audit Committee is qualified in terms of background and experience to perform his duties as a member of the Committee and because it believes that an audit committee financial expert is not necessary in light of Franklin Financial's size, the nature of its business and the relative lack of complexity of its financial statements. The Audit Committee met four times during 2017.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible, among other things, for recommending to the Board of Directors persons to be nominated for election to the Board, persons to be appointed to fill vacancies on the Board and persons to be elected as officers of the Board. The Nominating and Corporate Governance Committee operates under a charter adopted by the Board of Directors, which is posted on Franklin Financial's website at www.franklinfin.com. All members of the Nominating Committee were at all times during 2017 “independent directors” as such term is defined by the rules of the NASDAQ Stock Market.  The Nominating and Corporate Governance Committee met three times in 2017.

Personnel Committee

The Personnel Committee assists the Board of Directors in fulfilling its responsibilities in providing oversight over Franklin Financial's compensation policies and procedures. The Personnel Committee also serves as the Compensation Committee. The Personnel Committee is responsible for, among other things, administering and making grants and awards under the Incentive Stock

Option Plan of 2013 and the Employee Stock Purchase Plan. The Personnel Committee is also responsible for annually evaluating the compensation of Franklin Financial's Chief Executive Officer. The Personnel Committee also prepares the Compensation Committee Report on Executive Compensation for inclusion in the annual proxy statement. The Personnel Committee operates under a charter adopted by the Board of Directors, which is posted on Franklin Financial's website at www.franklinfin.com.  All members of the Personnel Committee were at all times during 2017 "independent directors" as such term is defined by the rules of the NASDAQ Stock Market. The Personnel Committee met seven times during 2017.

Compensation Committee Interlocks and Insider Participation

No member of the Personnel Committee is an employee or former employee of Franklin Financial or F&M Trust. There were no compensation committee “interlocks” at any time during 2017, which in general terms means that no executive officer or director of Franklin Financial served as a director or member of the compensation committee of another entity at the same time as an executive officer of such other entity served as a director of Franklin Financial.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Personnel Committee of the Company's Board of Directors administers the Company's executive compensation program. The Company currently has nine senior officers, including the President and Chief Executive Officer. The Personnel Committee, which is composed entirely of independent directors, is responsible for reviewing and approving senior officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the administration of the Company's compensation program generally as it affects all other officers and employees, for administering the Company's incentive compensation programs (including the Incentive Stock Option Plan), for approving and overseeing the administration of the Company's employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the Board with respect to director compensation.

The Personnel Committee operates under a charter adopted by the Board of Directors. The Personnel Committee annually reviews the adequacy of its charter and recommends changes to the Board for approval. The Personnel Committee meets at scheduled times during the year and on an "as necessary" basis, The Chairman of the Personnel Committee reports on Committee activities and makes Committee recommendations at meetings of the Board of Directors.

At the Company’s annual meeting of shareholders held in 2017, the shareholders approved the compensation paid to our Named Executive Officers (as defined below) in 2016 in a non-binding advisory vote by a majority of the votes cast.  In consideration, in part, of that vote, the Personnel Committee did not make any material changes to its compensation policies, procedures or practices for 2017.  In addition, shareholders in a non-binding advisory vote, indicated the preference for an annual Say-on-Pay vote.

Compensation Philosophy

The Personnel Committee believes that executive compensation should be tied to individual performance, should vary with the Company's performance in achieving its financial and non-financial objectives, and should be structured so as to be closely aligned with the interests of the Company's shareholders. The Committee also believes that the compensation package of each senior officer should include an at-risk, performance-based component and that this component should increase as an officer's authority and responsibility increase. The Committee's philosophy is reflected in the Company's compensation objectives for its senior officers, which are as follows:

•	Create a merit-based, pay for performance incentive-driven system which is linked to the Company’s financial results and other factors that directly and indirectly influence shareholder value;
•	Establish a compensation system that enables the Company to attract and retain talented executives who are motivated to advance the interests of the Company's shareholders; and
•	Provide a total compensation package that is fair in relation to the compensation practices of comparable financial institutions.

To the extent that established performance goals are exceeded, the Committee believes that the Company's senior executives should be financially rewarded. It should be noted that all employees, including the Company's executive officers, are employed at will and do not have employment contracts, severance pay agreements or "golden parachute" arrangements that would be triggered upon the occurrence of a change in control of the Company.

Components of Compensation

The elements of total compensation paid by the Company to its senior officers, including the Chief Executive Officer (the "CEO") and the other executive officers (collectively, together with the CEO, the “Named Executive Officers”) identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis, include:

•	Base salary;
•	Short-term incentive compensation in the form of cash awards granted under the Company’s Management Group Pay for Performance Program;
•	Long-term incentive compensation in the form of stock options granted under the Company’s Incentive Stock Option Plan;
•	Benefits under the Company’s retirement plan; and
•	Benefits under the Company’s health and welfare benefits plans.

Base Salary

The base salaries of the Named Executive Officers are reviewed by the Personnel Committee annually in December of each year, as well as at the time of any promotion or significant change in job responsibilities. Base salaries for our senior officers are established based upon the scope of their responsibilities, taking into account compensation paid by comparable financial institutions for similar positions. Specifically, a salary range is determined for each position based upon published salary surveys.  These surveys report base salary ranges for comparable positions at similar financial institutions.  The following peer institutions were considered:

•	ACNB Corporation (Gettysburg, PA)
•	AgChoice Farm Credit (Mechanicsburg, PA)
•	Citizens and Northern Bank (Wellsboro, PA)
•	Codorus Valley Bancorp, Inc. (York, PA)
•	Columbia Bank (Fair Lawn, NJ)
•	ESSA Bancorp, Inc. (Stroudsburg, PA)
•	First Citizens Community Bank (Mansfield, PA)
•	First National Community Bank (Dunmore, PA)
•	First United Bank & Trust (Oakland, MD)
•	First United Corporation (Oakland, MD)
•	MidPenn Bancorp, Inc. (Millersburg, PA)
•	NexTier Bank (Butler, PA)
•	Peoples Security Bank & Trust Co (Scranton, PA)
•	QNB Bank (Quakertown, PA)
•	Somerset Trust Company (Somerset, PA)
•	Univest Corporation of Pennsylvania (Souderton, PA)
•	Washington Financial Bank (Washington, PA)

The Committee then establishes a "market value" for each position (defined as the mid-point of the approved salary range, plus ten percent and minus ten percent) in order to ensure that the base salary for each senior executive falls within the market value for that position. An adjustment to the executive's base salary, effective as of January 1 of each year, may (or may not) be approved by the Committee, based upon its assessment of the market value of the position involved.

Short-Term Incentive Compensation

The Company has adopted the Management Group Pay for Performance Program (the "PFP Program") for purposes of linking a portion of the compensation of its senior officers, including the Named Executive Officers, to the success of the Company in meeting certain financial targets which are established annually by the Personnel Committee. Under the terms of the PFP Program, the Committee establishes in February of each year five distinct financial targets for the following: (1) tax equivalent net interest income, (2) noninterest income, (3) noninterest expense, (4) loan quality, and (5) corporate net income.  Target (4) is measured against national peer group loan quality data published by the Federal Reserve System in the Bank Holding Company Performance Report.

Each PFP Program target is evaluated separately and is assigned a payout range expressed as a percentage of annual base salary. Payouts under the PFP Program are determined on the basis of the Company's performance relative to the targets established by the Committee.  The potential annual payout for targets one through four range from 0% to 2.5%, and from 0 – 12% for target five, resulting in an aggregate payout range from 0% to 22% percent of an executive's annual base salary. To earn a payout in any target category, the established target must be met or exceeded.  In addition, the PFP Program payout level is dependent upon the executive’s annual performance rating and receipt of the peer group data which is usually unavailable until after the mailing of the Proxy.

In February 2018, the Committee reviewed the 2017 PFP Program targets. The Committed determined that the targets for measurements (1), (2) and (3) were achieved. Measurement (4) will not be determined until the peer group data is released.  With regard to measurement (5), the Committee considered action taken by the Board of Directors in January 2018 to exclude the negative effect of the legal reserve and the write-down of the net deferred tax assets on the Company’s net income in 2017. This action was taken due to the unique and nonrecurring nature of these events.  Excluding the effect of the previously mentioned items, measurement (5) was achieved.  Based on these results, the preliminary estimate for the 2017 PFP Program award, to be paid in 2018, is 8.5%.  The final 2017 PFP program award will not be determined until April 2018.

The Personnel Committee established financial targets applicable to payouts under the Pay for Performance Program for 2018 at its February 2018 meeting.

Long-Term Incentive Compensation

The Company uses the grant of incentive stock options under its Incentive Stock Option Plan as the primary vehicle for providing long-term incentive compensation opportunities to its senior officers, including the Named Executive Officers. The Plan provides for the grant of incentive stock options to purchase shares of Company common stock at a per share exercise price which is not less than 100% of the fair market value of such shares on the date that the option is granted.  Incentive stock options are the only form of award provided for under the Plan.

The Personnel Committee has historically granted incentive stock options annually at its meeting in February of each year. In administering the Plan, the Committee establishes an annual option award target ranging from 500 to 2,500 shares for each of nine officer salary grade levels. The Committee has also established a target range for the Company's average annual increase in diluted earnings per share during the three most recently ended calendar year periods.  Options may be granted by the Committee for more or fewer shares than the established option award targets for a given salary grade depending upon the Company's growth in fully diluted earnings per share relative to the target range established by the Committee. The Committee’s philosophy in utilizing this performance measurement is that long term growth in fully diluted earnings per share is the primary driver of both the market value of the Company’s common stock and of the Company’s capacity to regularly increase the cash dividends which it pays to its shareholders.

The following table shows the potential incentive stock option award using a salary grade with a 1,000 shares award target for illustration.

Average Annual Increase In Diluted Earnings Per Share	Salary Grade	Shares Awarded	Shares
During a Three-year Measurement Period	Shares Target	as a % of Target	Awarded

0% or less		0%	0
.01% to 4.99%		50%	500
5.00% to 7.99%	1,000	100%	1,000
8.00% to 9.99%		125%	1,250
10.00% or greater		150%	1,500

The Personnel Committee met in February 2017 to address the Incentive Stock Option Plan.  The Company’s average annual increase in diluted earnings per share growth for the calendar years 2014 through 2016 was 10.3%.  As a result of this increase, the Committee granted an incentive stock option award in 2017 to the Named Executive Officers at 150% of the target level.

The Personnel Committee met in February 2018 to address the Incentive Stock Option Plan. As part of this review, the Committee considered action taken by the Board of Directors in January 2018 to exclude the negative effect of the legal reserve and the write-down of the net deferred tax assets on the Company’s net income in 2017 and for any future period calculations. This action was taken due to the unique and nonrecurring nature of these events.  The Company’s average annual increase in diluted earnings per share as reported for  calendar years 2015 through 2017 was  -25.0%.  Excluding the effect of the previously mentioned items, the adjusted average annual increase in diluted earnings per share for the years 2015 through 2017 was 16.5%.   As a result of this increase, the Committee granted in an incentive stock option award in 2018 to the Named Executive Officers at 150% of the target level.

Options are granted at an exercise price equal to the fair market value per share of the Company's common stock on the date of grant, which fair market value is determined in accordance with the terms of the Plan on the basis of the average of the average of the closing bid and asked quotations for the five trading days immediately preceding the applicable date as reported by two brokerage firms selected by the Committee which are then making a market in the Company's stock, except that if no closing bid or asked quotation is available on one or more of such trading days, fair market value is determined by reference to the five trading days immediately preceding the applicable date on which closing bid and asked quotations are available. Options granted under the Plan vest after the expiration of six months from the date of grant or upon the occurrence of a change in control of Franklin Financial if a change in control occurs prior to the expiration of such six month period. Neither the CEO nor any other Named Executive Officer has any role in selecting the date of grant of any stock option granted under the Plan. The options granted to the Named Executive Officers under the Incentive Stock Option Plan are reported in the Grants of Plan-Based Awards Table.

Information concerning the number of options held by each Named Executive Officer is set forth in the Outstanding Equity Awards at Fiscal Year-End Table which follows the Compensation Discussion and Analysis.

Employee Stock Purchase Plan

The Company established its Employee Stock Purchase Plan (ESPP) to encourage its employees to acquire a stake in the future of the Company by purchasing shares of its common stock.  All persons who are employed by the Company and its subsidiaries at the grant date and December 31 of the preceding year are eligible to be granted options under the plan, except that the Personnel Committee may exclude employees who customarily work twenty hours or less per week.  The number of shares subject to options each calendar year is allocated uniformly among the eligible employees based upon each employee’s qualifying compensation (base salary plus overtime pay) as compared to the aggregate qualifying compensation of all plan participants.  The Personnel Committee determines the exercise price of each option, which may not be less than 90 percent of the fair market value of the Company’s common stock on the grant date.  No option may have a term longer than one year from the grant date.  The options granted to the Named Executive Officers under the ESPP are reported in the Grants of Plan-Based Awards Table.

Retirement Plans

The senior officers of the Company are eligible to participate in the various retirement plans maintained by F&M Trust for the benefit of its employees. The F&M Trust Pension Plan is a defined benefit plan which provides retirement benefits based upon a career-average compensation formula. F&M Trust adopted, effective January 1, 2008, a Qualified Pension Supplemental Plan and a Nonqualified Deferred Compensation Plan. The Pension Plan was closed to new employees as of April 1, 2007 and as such new employees are eligible to participate only in the F&M Trust 401(k) Plan. The F&M Trust 401(k) Plan covers substantially all employees of F&M Trust who have completed one year and 1,000 hours of service. Employee contributions to the plan are matched at 100% up to 4% of each employee's deferrals, plus 50% of the next 2% of deferrals from participants' eligible compensation. Effective January 1, 2017 the time in service requirement for 401(k) eligibility was reduced from one year to four months, the hours of service requirement was removed and an auto- enrollment feature was added. In addition, a 100% discretionary profit sharing contribution of up to 2% of each employee's eligible compensation is possible, provided net income targets are achieved. The Personnel Committee of the Company's Board of Directors establishes the net income targets annually. Additional information relating to the Company's retirement plans is set forth in the Pension Benefits Table which follows the Compensation Discussion and Analysis and in the narrative that accompanies that Table.

Health and Welfare Employee Benefits Plans

The Company provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its senior officers. The Personnel Committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by Central Pennsylvania financial institutions of comparable size so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining officers and other employees. The Company's employee benefits plans are provided on a nondiscriminatory basis to all employees.

Risk Profile of Compensation Programs

The Committee has determined that the Company’s compensation policies and practices do not present any risks that would be reasonably likely to have a material adverse effect on the Company.  All of the Company’s employees are either salaried employees or hourly wage employees.  The Committee does not believe that the salaries or wages paid to our employees present any risks that would be reasonably likely to have a material adverse effect on the Company.  The Management Group Pay for Performance Plan provides for the payment of cash bonuses to selected officers if the Company meets certain financial targets set annually by the Committee.  Because such targets relate to interrelated measures of return, asset quality and expense control, the incentives to maximize the Company’s performance with respect to any one target tend to be counterbalanced by the incentives to maximize one or more other targets, thereby minimizing the risks that otherwise might be presented by the Plan.  Grants of stock options are awarded at targeted numbers of shares from 500 to 2,500 shares depending upon officer salary grade levels and targeted ranges for the Company’s average annual increase in diluted earnings per share during the three most recent calendar years.  Because grants of stock options are limited to targeted numbers of shares and based upon the company’s average increase in diluted earnings per share over three years, there is little incentive to engage in conduct that would be reasonably likely to have a material adverse effect on the Company.

Procedure Followed by the Personnel Committee in Determining Executive Compensation

The Committee annually determines the compensation of each senior officer (base salary, payout under the PFP Program and stock option grant under the Incentive Stock Option Plan) in accordance with the factors discussed above. The CEO plays an important role in the compensation process, particularly as it applies to the other Named Executive Officers. Specifically, the CEO evaluates officer performance, provides input in connection with establishing individual performance targets and objectives, and makes recommendations as to base salary levels. The CEO participates in Committee meetings at the Committee's request in connection with the evaluation of the other Named Executive Officers and in order to provide background information.

The Committee, meeting in executive session, performs an annual performance evaluation of the CEO and determines his compensation in accordance with the factors discussed above.  Each member of the Committee independently evaluates the CEO by using a written performance evaluation form to prepare a formal evaluation. The evaluation form includes ratings for key accountabilities, including strategic leadership, business and organization knowledge, decision making, customer focus, personnel selection and development, vision/direction setting, adaptability and community involvement.

Restatement of Financial Statements

The Personnel Committee is of the view that, to the extent permitted by law, it has authority to retroactively adjust any cash or equity-based incentive award paid to any senior officer (including any Named Executive Officer) where the award was based upon the achievement by the Company of specified financial goals and it is subsequently determined following a restatement of the Company's financial statements that the specified goals were not in fact achieved.

Stock Ownership Guidelines

The Board of Directors believes that the interests of its senior officers and its shareholders should be aligned and for this reason encourages its senior officers, including the Named Executive Officers, to acquire a meaningful investment position in the Company's common stock so as to have a meaningful personal financial stake in the success of the Company.  In December 2015, the Board of Directors adopted the Directors and Executive Officers Stock Ownership Policy that established a minimum number of shares to be held by Directors and Executive Officers. Under the policy, Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer, shall hold no less than 1,000 shares of Company common stock, excluding options. Directors, and the Chief Executive Officer and Chief Financial Officer, shall hold no less than 3,000 shares of Company common stock, excluding options. Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer must hold the required shares within five (5) years of first being appointed or hired into such position, or if already an Executive Officer as of the date the policy is adopted, within five (5) years after the adoption of the policy.  Directors, the Chief Executive Officer and Chief Financial Officer, must hold the required shares within five (5) years of first being elected or appointed to any such position or, if already holding such a position as of the date the policy is adopted, within three (3) years after the adoption of the policy.

Compensation Committee Report

In connection with the preparation of the disclosures set forth in this Proxy Statement, the Personnel Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of Franklin Financial. Based upon this review and discussion, the Personnel Committee has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement and that it be incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2017 filed by Franklin Financial with the SEC.

This report is not intended to be "soliciting material," is not intended to be "filed" with the SEC, and is not intended to be incorporated by reference into any filing made by Franklin Financial with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether such filing is made before or after the date hereof and notwithstanding any general incorporation language contained in any such filing.

The foregoing report is submitted by the Personnel Committee:

G. Warren Elliott, Chairman

Martin R. Brown

Daniel J. Fisher

Donald A. Fry

Allan E. Jennings, Jr.

Patricia D. Lacy

Compensation Tables and Additional Compensation Disclosure

Total Compensation

The following table provides certain summary information concerning total compensation paid or accrued by Franklin Financial and F&M Trust to Timothy G. Henry, the President and Chief Executive Officer of Franklin Financial, Mark R. Hollar, Senior Vice President and Chief Financial Officer of Franklin Financial, and to each of the three most highly compensated executive officers other than Messrs. Henry and Hollar whose total compensation in 2017 exceeded $100,000.

SUMMARY COMPENSATION TABLE

					Change in
					Pension Value
				Non-Equity	and Nonqualified
				Incentive	Deferred
Name and			Option	Plan	Compensation	All Other
Principal		Salary	Awards	Compensation	Earnings	Compensation	Total
Position	Year	(1)	(2)	(3)	(4)	(5)
		$	$	$	$	$	$

Timothy G. Henry (6)	2017	288,756	18,038	24,544	-	18,660	349,998
President & Chief	2016	232,796	-	16,500	-	5,205	254,501
Executive Officer

Mark R. Hollar	2017	207,064	14,430	17,600	65,850	13,652	318,596
Senior Vice President	2016	201,158	10,740	12,069	44,625	15,464	284,056
Chief Financial Officer	2015	184,758	10,550	16,120	7,297	11,588	230,313

Steven D. Butz	2017	177,450	12,987	15,083	-	9,377	214,897
Senior Vice President	2016	171,631	9,666	10,298	-	11,063	202,658
(F&M Trust)	2015	165,084	9,495	14,047	-	8,893	197,519

Ronald L. Cekovich	2017	140,504	10,823	11,943	46,176	7,996	217,442
Senior Vice President	2016	135,903	8,055	8,154	30,457	9,266	191,835
(F&M Trust)	2015	130,701	7,913	11,123	10,804	7,483	168,024

Lorie M. Heckman	2017	154,648	12,987	13,145	42,026	9,466	232,272
Senior Vice President
(F&M Trust)

_____________________

(1)	The amounts reported in this column consist of base salary earned during the indicated year.
(2)

The amounts reported in this column would reflect the dollar amount of the compensation expense recognized for financial statement reporting purposes for the indicated year in accordance with FASB ASC Topic 718 in connection with awards of stock options made pursuant to the Incentive Stock Option Plan. The Incentive Stock Option Plan is described under the heading “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis which appears above. The assumptions used in the calculation of these amounts are identified in a footnote to the audited year-end financial statements of Franklin Financial, which financial statements are included in the Annual Report on Form 10-K filed by Franklin Financial with the Securities and Exchange Commission.

(3)

The amounts reported in this column consist of payouts earned in the indicated year in respect of the Company's performance for that year under the Management Group Pay for Performance Program, a non-equity incentive compensation plan which is described under the heading "Short-Term Incentive Compensation" in the Compensation Discussion and Analysis which appears above. The Pay for Performance payout in respect of the Company’s performance for 2017 is anticipated to be paid in April, 2018.

(4)

The amounts reported in this column consist of the aggregate change in the actuarial present value of accumulated benefits under the F&M Trust Pension Plan from the plan measurement date used for financial statement reporting purposes with respect to the prior completed fiscal year to the plan measurement date used for financial statement reporting purposes with respect to the indicated year.  The F&M Trust Pension Plan is described in the narrative which follows the Pension Benefits Table which appears below.

(5)	The components of all other compensation are reported in the All Other Compensation table that follows.
(6)	Mr. Henry joined the Company on February 1, 2016.

ALL OTHER COMPENSATION TABLE

				NonQualified	Perquisites
		Company Contributions	Split Dollar Life	Pension	and Other
Name	Year	to 401(k) Plan	Insurance Premium	Contribution	Compensation		Total
		$	$	$	$		$
Timothy G. Henry (1)	2017	13,500	-	-	5,160	(2)	18,660
	2016	-	-	-	5,205	(2)	5,205

Mark R. Hollar	2017	10,986	477	2,189	-		13,652
	2016	12,866	430	2,168	-		15,464
	2015	9,270	379	1,939	-		11,588

Steven D. Butz	2017	9,377	-	-	-		9,377
	2016	11,063	-	-	-		11,063
	2015	8,893	-	-	-		8,893

Ronald L. Cekovich	2017	7,425	571	-	-		7,996
	2016	8,759	507	-	-		9,266
	2015	7,038	445	-	-		7,483

Lorie M. Heckman	2017	7,906	-	1,560	-		9,466

(1)	Mr. Henry joined the Company on February 1, 2016.
(2)	Value of personal use of company car.

Pay-Ratio

The ratio of the total compensation of the Chief Executive Officer to the median employee was 8.0 to 1, for 2017.  In calculating the ratio, the total annual compensation of the Chief Executive Officer was $349,998, as reported in the Summary Compensation Table.  The total annual compensation of the median employee was $43,864.  The median employee was identified using the annual compensation of all employees (other than the Chief Executive Officer) as reflected on our payroll records as of December 31, 2017.  The compensation of employees that were not employed for a full year was annualized.  The total annual compensation for the median employee was then calculated in the same manner as the total compensation for the Chief Executive Officer as reported in the Summary Compensation Table.

Plan-Based Compensation

The following table provides certain information concerning awards granted in 2017 under the Pay for Performance Plan (PFP), the Incentive Stock Option Plan (ISOP) and the Employee Stock Purchase Plan (ESPP) to the executive officers named in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS

						All Other
						Option Awards		Grant Date
						Number of	Exercise or	Fair Value
			Estimated Future Payouts Under			Securities	Base Price	of Stock
		Grant	Non-Equity Incentive Plan Awards (2)			Underlying	of Option	and Option
Name	Plan	Date (1)	Threshold	Target	Maximum	Options (3)	Awards (4)	Awards (5)
			$	$	$	#	$/Share	$/Share
Timothy G. Henry	PFP			28,876	63,526
	ISOP	02/23/17	-	-	-	3,750	30.00	18,038
	ESPP	07/01/17	-	-	-	388	29.95	-
Mark R. Hollar	PFP			20,706	45,554
	ISOP	02/23/17	-	-	-	3,000	30.00	14,430
	ESPP	07/01/17	-	-	-	363	29.95	-
Steven D. Butz	PFP			17,745	39,039
	ISOP	02/23/17	-	-	-	2,700	30.00	12,987
	ESPP	07/01/17	-	-	-	309	29.95	-
Ronald L. Cekovich	PFP			14,050	30,911
	ISOP	02/23/17	-	-	-	2,250	30.00	10,823
	ESPP	07/01/17	-	-	-	245	29.95	-
Lorie M. Heckman	PFP			15,465	34,023
	ISOP	02/23/17	-	-	-	2,700	30.00	12,987
	ESPP	07/01/17	-	-	-	248	29.95	-

_____________________

(1)	The grant date for stock options and other equity-based awards.
(2)

The amounts shown in the columns titled “Estimated Possible Payouts” represent the range of possible payouts in respect of the Company’s calendar year 2017 financial performance under the Pay for Performance Program described in the Compensation Discussion and Analysis above. The column titled “Threshold” shows the result with a 0% payout at the low end of the range; the column titled “Target” shows a 11% payout at the mid-point of the range; and the column titled “Maximum” shows a 22% percent payout at the maximum point of the range.

(3)	The number of shares of stock underlying options granted February 25, 2017 under the Incentive Stock Option Plan, and July 1, 2017 under the Employee Stock Purchase Plan.
(4)	The per-share exercise price of the options granted.
(5)

Reported amount is the aggregate fair value of stock options granted in 2017, determined as of the date of grant in accordance with FASB ASC Topic 718.  With respect to options granted under the Employee Stock Purchase Plan, no fair value is recognized under FASB ASC Topic 718 as of the date of grant.  The assumptions used in the calculation of these amounts are included in a footnote to the audited financial statements of Franklin Financial for the fiscal year ended December 31, 2017, which financial statements are included in the Annual Report on Form 10-K filed by Franklin Financial with the Securities and Exchange Commission. No gain will be realized by the officer unless the market price of Franklin Financial common stock appreciates in value following the date of grant, which appreciation will benefit all shareholders generally. The actual value, if any that an officer may realize upon the exercise of an option will depend upon the excess of the market price of Franklin Financial common stock on the date of exercise over the exercise price of the option. There can be no assurance that an officer will realize all or any part of the value of any option as reported in this Table, which value is merely an estimate determined in accordance with FASB ASC Topic 718.

Outstanding Stock Option
and Other Equity Awards at Fiscal Year End

The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning stock options and other equity awards which were outstanding on December 31,  2017.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

			Option Awards (1)
			Number of
			Securities
			Underlying
			Unexercised	Option	Option
			Options	Exercise	Expiration
Name	Grant Date		Exercisable (2)	Price (3) $	Date
Timothy G. Henry (4)	2/23/2017	(ISOP)	3,750	30.00	2/23/2027
	7/1/2017	(ESPP)	388	29.95	6/30/2018

Mark R. Hollar	2/14/2008	(ISOP)	2,550	23.77	2/12/2018
	2/26/2009	(ISOP)	1,500	16.11	2/26/2019
	2/26/2015	(ISOP)	2,500	22.05	2/26/2025
	2/25/2016	(ISOP)	3,000	21.27	2/25/2026
	2/23/2017	(ISOP)	3,000	30.00	2/23/2027
	7/1/2017	(ESPP)	363	29.95	6/30/2018

Steven D. Butz	2/26/2015	(ISOP)	2,250	22.05	2/26/2025
	2/25/2016	(ISOP)	2,700	21.27	2/25/2026
	2/23/2017	(ISOP)	2,700	30.00	2/23/2027
	7/1/2017	(ESPP)	309	29.95	6/30/2018

Ronald L. Cekovich	2/14/2008	(ISOP)	2,250	22.05	2/12/2018
	2/26/2009	(ISOP)	1,500	16.11	2/26/2019
	2/26/2015	(ISOP)	1,875	22.05	2/26/2025
	2/25/2016	(ISOP)	2,250	21.27	2/25/2026
	2/23/2017	(ISOP)	2,250	30.00	2/23/2027
	7/1/2017	(ESPP)	245	29.95	6/30/2018

Lorie M. Heckman	2/25/2016	(ISOP)	2,600	21.27	2/25/2026
	2/23/2017	(ISOP)	2,700	30.00	2/23/2027
	7/1/2016	(ESPP)	248	29.95	6/30/2018

_____________________

(1)	Reported options were granted under the Incentive Stock Option Plan or Employee Stock Purchase Plan, as indicated.
(2)	Reflects the number of shares of stock underlying unexercised options that are exercisable as of December 31, 2017.
(3)	Reflects the exercise price of each option reported.
(4)	Mr. Henry joined the Company on February 1, 2016.

Option Exercises and Stock Vested

The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning options exercised and stock awards that vested in 2017.

2017 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards
	Number of Shares	Value
	Acquired on	Realized on
Name	Exercise	Exercise $
Ronald L. Cekovich	313	2,554
Lorie M. Heckman	200	1,711

Pension Benefits

The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning pension benefits paid during the calendar year  or payable as of December 31, 2017 under tax qualified and non-tax qualified defined benefit plans.

PENSION BENEFITS AT AND FOR THE YEAR ENDED
DECEMBER 31, 2017
(MEASUREMENT DATE IS DECEMBER 31, 2017)

				Payments
		Number of	Present Value	During
		Years of	of Accumulated	Last Fiscal
Name	Plan Name	Credit Service (1)	Benefit (2) $	Year (3) $
Mark R. Hollar	Farmers and Merchants Trust Company Pension Plan	23.9	304,907	-
Ronald L. Cekovich	Farmers and Merchants Trust Company Pension Plan	16.3	234,430	-
Lorie M. Heckman	Farmers and Merchants Trust Company Pension Plan	31.3	194,024	-

_____________________

(1)

Reflects the number of years of service credited to the named executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant's audited financial statements for 2017. The number of years of credited service is equal to the number of years of actual service with Company.

(2)

Reflects the actuarial present value of the named executive officer's accumulated benefit under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant's audited financial statements for 2017.  Actuarial present values are calculated using the assumptions described in a footnote to the audited financial statements of Franklin Financial for the year ended December 31, 2017, which financial statements are included in the Annual Report on Form 10-K filed by Franklin Financial with the Securities and Exchange Commission. Benefits are assumed to be payable in each case at age 65 or, if earlier, on the date upon which the sum of the participant's age and years of service equals 100.

(3)	Reflects the dollar amount of the payments and benefits (if any) paid to the named executive officer during 2017.

F&M Trust maintains the Farmers and Merchants Trust Company of Chambersburg Pension Plan (the "Pension Plan"), a defined benefit plan, for employees of F&M Trust who meet certain age and service requirements.  Benefits are based on years of service and the employee’s compensation using a career average formula. The pension plan was closed to new participants on April 1, 2007. Compensation is defined generally as salary, bonus and non-equity incentive plan compensation as reported in the Summary Compensation Table appearing above, but excludes long-term disability payments, taxable fringe benefits, moving expenses, housing expenses, non-cash taxable amounts under any restricted stock program, restricted stock program cash dividend payments, and tax equalization payments. Section 401(a) (17) of the Internal Revenue Code of 1986, as amended (the "Code"), limits a participant's compensation for each calendar year. Retirement benefits under the Pension Plan are limited by the maximum benefit specified under Section 415 of the Code. Messrs. Hollar and Cekovich, and Ms. Heckman continue to participate in the Pension Plan.

In 2008, the Bank created the Farmers and Merchants Trust Company of Chambersburg Pension Supplemental Plan (the “Qualified Supplemental Plan”) and the Nonqualified Deferred Compensation Plan (the "Nonqualified Supplemental Plan"). The intent of both plans was to provide benefits to Pension Plan participants who were most severely affected by the 2008 change in the pension benefit formula to a career average formula from the prior benefit formula that calculated benefits based on the 5-year final average compensation. None of the named executive officers participate in the Qualified Supplemental Plan.

Some individuals who were adversely impacted by the change in the Pension Plan benefit formula cannot participate in the Qualified Supplemental Plan due to compliance testing issues under the Code and the fact that these individuals are (or could become)

"highly compensated employees" as defined under the Code. These participants are covered under the Nonqualified Deferred Compensation Plan. Mr. Hollar and Ms. Heckman continue to participate in this Plan. The Nonqualified Supplemental Plan is a defined contribution plan. Annual contributions are made by F&M Trust on behalf of plan participants ranging between 1% and 9% of the participant's compensation, depending upon the impact that the change in the pension plan benefit formula had on the participant's pension benefit.  Plan assets are invested as directed by each executive officer in one or more publicly available investment funds made available by the Bank’s Trust Department. Earnings are solely the result of fund performance.

The following table provides certain information with respect to the executive officers named in the Summary Compensation Table appearing above concerning nonqualified deferred compensation accrued during 2017 pursuant to the Nonqualified Supplemental Plan described above.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Employer	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	earnings	withdrawals/	Balance
Name	in last FY (1) $	in last FY (2) $	in last FY (3) $	distributions (4) $	at last FYE (5) $
Mark R. Hollar	-	2,189	3,207	-	25,805
Lorie M. Heckman	-	1,560	301	-	3,570

_____________________

(1)	The dollar amount of aggregate executive contributions during Franklin Financial’s last fiscal year.
(2)	The dollar amount of aggregate employer contributions during Franklin Financial’s last fiscal year, reported in the “All Other Compensation” column of the Summary Compensation Table above.
(3)	The dollar amount of aggregate interest or other earnings accrued during Franklin Financial’s last fiscal year.
(4)	The aggregate dollar amount of all withdrawals by and distributions to the executive, upon his retirement from the Company, during Franklin Financial’s last fiscal year.
(5)

The dollar amount of total balance of the executive’s account as of the end of Franklin Financial’s last fiscal year includes amounts reported as employer contributions in the “All Other Compensation” column of the Summary Compensation Table.

Employment Agreements And Potential Payments
Upon Termination Or Change In Control

All employees of the Company, including the Company's executive officers, are employed at will and do not have employment contracts, severance pay agreements or "golden parachute" arrangements that would be triggered upon the occurrence of a change in control of the Company.

Equity Compensation Plan Information

The following table summarizes share and exercise price information relating to Franklin Financial's equity compensation plans as of December 31, 2017:

EQUITY COMPENSATION PLAN INFORMATION AT DECEMBER 31, 2017

Number of
Securities
Remaining
	Number of	Weighted-	Available For
	Securities To Be	Average	Future Issuance
	Issued Upon	Exercise	Under Plans
	Exercise Of	Price of	(Excluding
	Outstanding	Outstanding	Securities
Plan	Options, Warrants	Options, Warrants	Reflected In The
Category	And Rights (1)	And Rights $	First Column) (2)

Equity Compensation Plans Approved By Security Holders	85,225	24.75	290,177
Equity Compensation Plans Not Approved By Security Holders	-	N/A	-
Total	85,225		290,177

_____________________

(1)	Number of shares subject to issuance pursuant to the exercise of outstanding options granted under the Incentive Stock Option Plan.
(2)	Number of shares available for future issuance under the Incentive Stock Option Plan.

ADVISORY VOTE ON COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS

(“Say-On-Pay”)

The Board of Directors recognizes the interest shareholders have in the compensation of our executives.  In recognition of this interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing shareholders with the opportunity to cast a non-binding advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement.

As disclosed in our Compensation Discussion and Analysis, we believe that executive compensation should be tied to individual performance, should vary with the Company’s performance in achieving its financial and non-financial objectives, and should be structured so as to be closely aligned with the interests of the Company’s shareholders.  We also believe that executive compensation should include an at-risk, performance based component and that this component should increase as an officer’s authority and responsibility increase.  To the extent that established performance goals are exceeded, we believe that executive officers should be financially rewarded.

Base salaries for our executive officers are established based upon salary ranges for each position developed by reference to published salary surveys for comparable positions at similar financial institutions within central Pennsylvania to assure that base salaries fall within the “market value” for each position.

The Management Group Pay for Performance Program links a portion of executive compensation to the success of the Company in meeting certain financial targets established annually by the Personnel Committee of the Board of Directors.  The Pay for Performance Program awards reported in the Summary Compensation Table reflects that the Company met performance target levels with respect to four of the five targets in 2017.

The Company uses incentive stock options as the primary vehicle for providing long term incentive compensation.  Options are awarded based upon the Company’s annual increase in diluted earnings per share during the three most recent calendar year periods.  The Personnel Committee uses this performance measure because it believes that long term growth in diluted earnings per share is the primary driver of both market value of the Company’s common stock and of the Company’s capacity to increase the amount of cash dividends it is able to pay to its shareholders.  Because the annual increase in diluted earnings per share compared favorably to the target ranges established by the Committee, an incentive stock option award was made in 2017.

The Company also provides health and welfare benefits to all of its employees on a nondiscriminatory basis.  It also maintains a 401(k) plan for all employees and a defined benefit pension plan for persons employed prior to April 1, 2007.

Based upon the foregoing, and as discussed in greater detail in our Compensation Discussion and Analysis and disclosed in the compensation tables and related narrative, we believe that our executive compensation programs, executive compensation levels and individual compensation actions align with our executive compensation philosophy, support its goals and provide an appropriate balance between risk and reward.  For these reasons, we are asking our shareholders to approve the compensation paid to our named executive officers as disclosed in this proxy statement.

Shareholder Resolution

“RESOLVED, that the compensation of the Named Executive Officers as disclosed in the Company’s proxy statement for the Annual Meeting to be held April 24, 2018 is hereby approved.”

The approval of a majority of the votes cast by shareholders present in person or by proxy and entitled to vote at the annual meeting, assuming a quorum is present, is required to approve this proposal.  Although the vote is advisory and not binding in any way, the Board of Directors and the Personnel Committee value the opinions of our shareholders and will carefully consider the result of the vote in connection with future compensation decisions for our named executive officers.

The Board of Directors recommends that you vote FOR approval of the compensation paid to our Named Executive Officers as disclosed in this proxy statement.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the audited consolidated financial statements of Franklin Financial for the year ended December 31, 2017 and has discussed these financial statements with management and with Franklin Financial's independent registered public accounting firm, BDO USA, LLP ("BDO"). The Audit Committee also has discussed with BDO the matters required to be discussed by Statement of Auditing Standards No. 16, as amended.

The Audit Committee has received from BDO the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding, and has discussed with BDO, its independence from Franklin Financial and its management.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that Franklin Financial's audited consolidated financial statements for the year ended December 31, 2017 be included in Franklin Financial's Annual Report on Form 10-K for that year.

In connection with the standards for accountant's independence adopted by the SEC, the Audit Committee considers in advance of the provision of any non-audit services by Franklin Financial's independent accountants whether the provision of such services is compatible with maintaining the independence of such accountants.

This report is not intended to be "soliciting material," is not intended to be "filed" with the SEC, and is not intended to be incorporated by reference into any filing made by Franklin Financial with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether such filing is made before or after the date hereof and notwithstanding any general incorporation language contained in any such filing.

The foregoing report is submitted by the Audit Committee:

Allan E. Jennings, Jr., Chairman

Martin R. Brown

G. Warren Elliott

Daniel J. Fisher

Richard E. Jordan III

Donald H. Mowery

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

General Information

For the year ended December 31, 2017, Franklin Financial engaged BDO to audit its consolidated financial statements.  Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Information About Fees

Aggregate fees billed to Franklin Financial by BDO USA, LLP for services rendered are presented below:

	Years Ended December 31
	2017	2016
Audit Fees	$192,500	$191,500
Audit Related Fees	24,180	22,360
Tax Fees	17,273	22,187
All Other Fees	-	-
Total Fees	$233,953	$236,047

Audit Fees include fees billed for professional services related to the audit of Franklin Financial’s annual consolidated financial statements, including audit of internal controls, and the review of the unaudited financial statements included in Franklin Financial’s Quarterly Reports on Form 10-Q.

Audit Related Fees include fees billed for professional audit related services consisting principally of employee benefit plan audits and consultation with respect to accounting matters.

Tax Fees include fees billed for professional tax related services consisting principally of the preparation of state and federal tax returns and assistance with tax matters.

All Other Fees include fees billed for services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and legally permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval or such other detailed information as the Audit Committee deems appropriate. The Audit Committee may delegate to subcommittees of one or more of its members the authority to pre-approve all auditing and permitted non-audit services (including the authority to approve non-audit services pursuant to the de minimis exception set forth in applicable SEC rules and regulations), provided that such decisions are presented to the full Committee at it next scheduled meeting. All audit and permissible non-audit services provided by BDO USA, LLP in 2017 were either pre-approved by the Audit Committee, or approved and reported under the de minimis exception set forth in the applicable SEC rules and regulations.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under the Audit Committee’s Charter, the Audit Committee is responsible for selecting the Company’s independent auditors.  The Audit Committee evaluates and monitors the auditors’ qualifications, performance and independence.  You can learn more about the Audit Committee’s responsibilities with respect to the independent auditors in the Audit Committee’s charter, which is posted on our website at www.franklinfin.com.

The Audit Committee presented its conclusions regarding the independent auditors to our Board of Directors.  Following this presentation, the Board voted to recommend that shareholders vote to ratify the Audit Committee’s selection of BDO USA, LLP as the Company’s independent registered public accounting firm for 2018.

The Audit Committee and Board have adopted a policy that if a majority of the votes cast at the annual meeting is against ratification, the Audit Committee will reconsider its selection of BDO USA, LLP.  The Audit Committee, however, will be under no obligation to select new independent auditors.  If the Audit Committee does select new independent auditors for 2018, the Company will not seek shareholder ratification of the Audit Committee’s new selection.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s selection of BDO USA, LLP, as the independent registered public accounting firm for 2018.

ADDITIONAL INFORMATION

Key Employees

The following persons are key employees of Franklin Financial (some of whom are officers of F&M Trust):

Name	Age	Office Held
Timothy G. Henry	59	President and Chief Executive Officer, Franklin Financial and F&M Trust, since 2016

Mark R. Hollar	56	Senior Vice President, Treasurer and Chief Financial Officer, Franklin Financial and
		F&M Trust, since 2006
		Treasurer and Chief Financial Officer, Franklin Financial, and Vice President/Finance,
		F&M Trust, 2005 to 2006
		Vice President and Controller, F&M Trust, 2000 to 2005

Steven D. Butz	53	Senior Vice President and Commercial Services Market Manager, F&M Trust, since 2013

Karen K. Carmack	46	Senior Vice President and Human Resources Manager, F&M Trust, since 2006
		Vice President and Human Resources Manager, F&M Trust, 2000 to 2006

Ronald L. Cekovich	61	Senior Vice President, Technology Services Manager, F&M Trust, since 2006
		Vice President, Technology Services Manager, F&M Trust, 2001 to 2006

Patricia A. Hanks	57	Senior Vice President, Retail Services Market Manager, F&M Trust, since 2011
		Vice President, F&M Trust, 2009 to 2011

Lorie M. Heckman	54	Senior Vice President, Risk Management Officer, F&M Trust, since 2015

Lise M. Shehan	61	Senior Vice President, Investment and Trust Services Manager, F&M Trust, since 2011

Matthew D. Weaver	49	Senior Vice President, Marketing and Corporate Communications Manager, F&M Trust
		since 2014

Transactions with Related Persons

Some of the directors and executive officers of Franklin Financial and the companies with which they are associated were customers of and had banking transactions with F&M Trust in the ordinary course of business during 2017. All loans and commitments to loans made to such persons and the companies with which they are associated were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or present other unfavorable features. It is anticipated that F&M Trust will enter into similar transactions in the future. No loan to any director or executive officer is past due, in nonaccrual status or considered a potential problem loan.

In accordance with the terms of Franklin Financial's Corporate Governance Guidelines (which are posted on Franklin Financial's website at www.franklinfin.com), any transaction involving Franklin Financial or any direct or indirect subsidiary of Franklin Financial and an executive officer, a director, a nominee for election to the Board of Directors, or a five percent or greater shareholder (or a member of his or her immediate family or a company or other entity in which he or she has, directly or indirectly, a financial interest) must be submitted for review by the Audit Committee, except that any proposed loan to any such person or entity is submitted to the entire Board of Directors for review. It is the policy of the Company not to engage in any such transition except upon full disclosure of the involvement of such persons and approval by a majority of the disinterested directors. Extensions of credit to such persons also may be subject to F&M Trust’s Regulation O policy.

F&M Trust, in the ordinary course of business, has entered into a real estate lease agreement with Smith Land & Improvement Corporation for a location on which the Bank has a community banking office. Director Jordan is the President and CEO of Smith Land & Improvement Corporation.   The initial term of the real estate lease, effective December 1, 2011, is 20 years, with one renewal option of 5 years, and one renewal option of 4 years and 11 months. Over the initial 20 year term of the lease, the Bank will make rental payments totaling $3.2 million to Smith Land & Improvement Corporation.  During 2017, F&M Trust made payments of $153,327 to Smith Land & Improvement Corporation under this lease.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires that the directors and certain officers of Franklin Financial file with the SEC reports of ownership and changes in ownership with respect to shares of Franklin Financial common stock beneficially owned by them. Based solely upon its review of copies of such reports furnished to it and written representations made by its directors and those officers who are subject to such reporting requirements, Franklin Financial determined that Mr. Kerlin failed to file, on a timely basis, two transactions on Form 4 in 2017.  These transactions were reported on a Form 5 filed in 2018 upon discovery of the delinquent filings.

Shareholder Communication with the Board of Directors

Shareholders and other interested persons who wish to communicate with the Board of Directors (including, specifically, the non-management directors) may do so by letter addressed to Chairman of the Board, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.

Shareholders and other interested persons who wish to express a concern relating to accounting or audit related matters may do so by letter addressed to Chairman of the Audit Committee, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010.

Householding of Proxy Materials

In accordance with a notice sent to all shareholders with the same last name who share the same address, only one copy of Franklin Financial's Notice of Internet Availability of Proxy Materials or annual report and proxy statement will be sent to that address, unless contrary instructions are given to Franklin Financial. This practice, known as "householding," is designed to reduce Franklin Financial's printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate Notice of Internet Availability of Proxy Materials, annual report and proxy statement in the future, the shareholder may call Franklin Financial's Corporate Secretary at (717) 261-3553 or write to Corporate Secretary, Franklin Financial Services Corp., P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010, or communicate the request by E-mail addressed to a.ducey@f-mtrust.com. If a shareholder is receiving multiple copies of Franklin Financial's Notice of Internet Availability of Proxy Materials or annual report and proxy statement, the shareholder may request to receive only a single copy of these materials by contacting Franklin Financial's Corporate Secretary in the same manner.

Annual Report on Form 10-K

A  copy of the annual report of Franklin Financial for the year ended December 31, 2017 on Form 10-K as filed with the SEC is available without charge to shareholders, depositors and other interested persons upon request addressed to Mark R. Hollar,  Senior Vice President and Chief Financial Officer, Franklin Financial Services Corporation, P.O. Box 6010, Chambersburg, Pennsylvania 17201-6010. Franklin Financial's Form 10-K, as well as its other periodic reports filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, are available on Franklin Financial's website at www.franklinfin.com.

OTHER MATTERS

The Board of Directors of Franklin Financial knows of no matters, other than those discussed in this Proxy Statement, which will be presented at the 2018 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of Franklin Financial.

BY ORDER OF THE BOARD OF DIRECTORS

MARK R. HOLLAR, Senior Vice President, Treasurer and Chief Financial Officer

Chambersburg, Pennsylvania

March 15, 2018

Franklin Financial Services Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of ma ing your proxy, you may choose one of the vot ng methods out ned be ow to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2018.

Vote by Internet

- Go to **www.investorvote.com/FRAF**
- Or scan the QR code w th your smartphone
- Fo ow the steps out ned on the secure webs te

Vote by telephone

- Ca to fee 1-800-652-VOTE (8683) w th n the USA, US terr tor es & Canada on a touch tone te ephone
- Fo ow the nstruct ons prov ded by the recorded message

Us ng a **black ink** pen, mark your votes w th an X as shown n th s examp e. P ease do not wr te outs de the des gnated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 & 3.

1. E ect on of D rectors:

Nominee	For	Withhold
01 - Dan e J. F sher	☐	☐
02 - Dona d A. Fry	☐	☐
03 - R chard E. Jordan, III	☐	☐
04 - Dona d H. Mowery	☐	☐

Proposal	For	Against	Abstain
2. Approve Compensat on of Named Execut ve Off cers (Say-on-Pay)	☐	☐	☐
3. Rat f cat on of the Se ect on of Aud tors	☐	☐	☐

B Non-Voting Items

Change of Address — P ease pr nt your new address be ow.

Comments — P ease pr nt your comments be ow.

Meeting Attendance Mark the box to the r ght f you p an to attend the Annua Meet ng and Breakfast. (Informat on on reverse) ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

P ease s gn exact y as name(s) appears hereon. Jo nt owners shou d each s gn. When s gn ng as attorney, executor, adm n strator, corporate off cer, trustee, guard an, or custod an, p ease g ve fu t t e.

Date (mm/dd/yyyy) — P ease pr nt date be ow. / /

S gnature 1 — P ease keep s gnature w th n the box.

S gnature 2 — P ease keep s gnature w th n the box.

1 U P X

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Franklin Financial
Services Corporation

FRANKLIN FINANCIAL SERVICES CORPORATION

Notice of 2018 Annual Meeting of Shareholders

The Orchards Restaurant, 1580 Orchard Drive, Chambersburg, PA 17201
Proxy Solicited by Board of Directors for Annual Meeting- April 24, 2018

Amanda M. Ducey and Patricia A. Hanks, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Franklin Financial Services Corporation to be held on Tuesday, April 24, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR (Daniel J. Fisher), FOR (Donald A. Fry), FOR (Richard E. Jordan, III), FOR (Donald H. Mowery), For item 2 (Approve Compensation of Named Executive Officers (Say-on-Pay), FOR item 3 (Ratification of the Selection of Auditors).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)

Franklin Financial Services Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet
- Go to **www.investorvote.com/FRAF**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the Franklin Financial Services Corporation's Meeting to be Held on April 24, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, annual report to shareholders and form 10K are available at:

www.investorvote.com/FRAF

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.investorvote.com/FRAF.**

Step 2: Click on the icon on the right to view current meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 14, 2018 to facilitate timely delivery.

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Shareholder Meeting Notice

Franklin Financial Services Corporation's Annual Meeting of Shareholders will be held on April 24, 2018 at The Orchards Restaurant, 1580 Orchard Drive, Chambersburg, PA 17201, at 9:00 a.m. EST.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 & 3:

1. Election of Directors: Daniel J. Fisher, Donald A. Fry, Richard E. Jordan, III and Donald H. Mowery
2. Approve Compensation of Named Executive Officers (Say-on-Pay)
3. Ratification of the Selection of Auditors

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.investorvote.com/FRAF.** Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Franklin Financial Services Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 14, 2018.

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